Metris Receivables, Inc.                             Metris Master Trust                                           Monthly Report
Securityholders' Statement                               Series 2001-2                                                   Sep-2004
Section 5.2                                                                   Class A            Class B        Excess Collateral
(i)  Security Amount ..................................................    559,392,000.00      99,448,000.00      169,889,282.00
(ii)  Security Principal Distributed ..................................              0.00               0.00                0.00
(iii)  Security Interest Distributed ..................................        993,503.50         239,607.53          281,931.29
(iv)  Principal Collections ...........................................     32,277,826.99       5,738,311.13        9,802,887.51
(v)  Finance Charge Collections .......................................     11,266,097.86       2,002,872.58        3,421,552.82
       Recoveries .....................................................        566,752.62         100,756.56          172,124.73
       Principal Funding Account Investment Earnings ..................              0.00               0.00                0.00
       Accumulation Period Reserve Account Investment Earnings ........              0.00               0.00                0.00
         Total Finance Charge Collections .............................     11,832,850.48       2,103,629.14        3,593,677.55
                                   Total Collections ..................     44,110,677.47       7,841,940.27       13,396,565.06
(vi)  Aggregate Amount of Principal Receivables .......................                                   --                  --
       Invested Amount (End of Month) .................................    559,392,000.00      99,448,000.00      169,889,282.00
       Floating Allocation Percentage .................................         8.8726034%         1.5773602%          2.6946403%
       Fixed/Floating Allocation Percentage ...........................         8.8726034%         1.5773602%          2.6946403%
       Invested Amount (Beginning of Month) ...........................    559,392,000.00      99,448,000.00      169,889,282.00
       Average Daily Invested Amount ..................................                --                 --                  --
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                --                 --                  --
       Current ........................................................                --                 --               85.35%
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....                --                 --                4.90%
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....                --                 --                2.67%
       90 Days and Over (60+ Days Contractually Delinquent) ...........                --                 --                7.07%
                                   Total Receivables ..................                --                 --              100.00%
(viii)  Aggregate Investor Default Amount .............................                --                 --                  --
         As a % of Average Daily Invested Amount ......................                --                 --                  --
        (Annualized based on 366 days/year) ...........................                --                 --                  --
(ix)  Charge-Offs .....................................................              0.00               0.00                0.00
(x)  Servicing Fee ....................................................                --                 --                  --
(xi)  Unreimbursed Redirected Principal Collections ...................                --                 --                  --
(xii)  Excess Funding Account Balance .................................                --                 --                  --
(xiii)  New Accounts Added ............................................                --                 --                  --
(xiv)  Average Gross Portfolio Yield ..................................                --                 --                  --
         Average Net Portfolio Yield ..................................                --                 --                  --
(xv)  Minimum Base Rate ...............................................                --                 --                  --
        Excess Spread .................................................                --                 --                  --
(xvi)  Principal Funding Account Balance ..............................                --                 --                  --
(xvii)  Accumulation Shortfall ........................................                --                 --                  --
(xviii)  Scheduled date for the commencement of the Accumulation Period                --                 --                  --
        Accumulation Period Length ....................................                --                 --                  --
(xix)  Principal Funding Account Investment Proceeds Deposit ..........                --                 --                  --
        Required Reserve Account Amount ...............................                --                 --                  --
        Available Reserve Account Amount ..............................                --                 --                  --
        Covered Amount ................................................                --                 --                  --
(xx)  Aggregate Interest Rate Caps Notional Amount ....................                --                 --                  --
        Deposit to the Caps Proceeds Account ..........................                --                 --                  --
(xxi)  Net Excess Spread Trigger Event Occurrence .....................                --                 --                  --
          Invested Amount .............................................                --                 --                  --
          Current One Month Excess Spread (%) .........................                --                 --                  --
          Current Three Month Average Excess Spread (%) ...............                --                 --                  --
          Note Reserve (%) ............................................                --                 --                  --
          Note Reserve Maximum as of 10/18/04 ($)......................                --                 --                  --
              Note Reserve A/C,  Beginning Balance, 9/1/04 ............                --                 --                  --
              Current Month Deposits ..................................                --                 --                  --
              Current Month Releases ..................................                --                 --                  --
          Note Reserve Account, Ending Balance, 9/30/04 ...............                --                 --                  --

                                                                                  Total
(i)  Security Amount ..................................................    828,729,282.00
(ii)  Security Principal Distributed ..................................              0.00
(iii)  Security Interest Distributed ..................................      1,515,042.32
(iv)  Principal Collections ...........................................     47,819,025.63
(v)  Finance Charge Collections .......................................     16,690,523.26
       Recoveries .....................................................        839,633.91
       Principal Funding Account Investment Earnings ..................              0.00
       Accumulation Period Reserve Account Investment Earnings ........              0.00
         Total Finance Charge Collections .............................     17,530,157.17
                                   Total Collections ..................     65,349,182.80
(vi)  Aggregate Amount of Principal Receivables .......................  6,304,710,978.87
       Invested Amount (End of Month) .................................    828,729,282.00
       Floating Allocation Percentage .................................        13.1446038%
       Fixed/Floating Allocation Percentage ...........................        13.1446038%
       Invested Amount (Beginning of Month) ...........................    828,729,282.00
       Average Daily Invested Amount ..................................    828,729,282.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                --
       Current ........................................................  5,679,579,940.86
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....    326,277,462.20
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....    177,543,198.26
       90 Days and Over (60+ Days Contractually Delinquent) ...........    470,777,680.08
                                   Total Receivables ..................  6,654,178,281.40
(viii)  Aggregate Investor Default Amount .............................     11,043,557.40
         As a % of Average Daily Invested Amount ......................                --
        (Annualized based on 366 days/year) ...........................             16.26%
(ix)  Charge-Offs .....................................................              0.00
(x)  Servicing Fee ....................................................      1,358,572.59
(xi)  Unreimbursed Redirected Principal Collections ...................              0.00
(xii)  Excess Funding Account Balance .................................              0.00
(xiii)  New Accounts Added ............................................            76,004
(xiv)  Average Gross Portfolio Yield ..................................             25.81%
         Average Net Portfolio Yield ..................................              9.55%
(xv)  Minimum Base Rate ...............................................              4.42%
        Excess Spread .................................................              5.13%
(xvi)  Principal Funding Account Balance ..............................              0.00
(xvii)  Accumulation Shortfall ........................................              0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period        April_2005
        Accumulation Period Length ....................................               N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........              0.00
        Required Reserve Account Amount ...............................      4,195,440.00
        Available Reserve Account Amount ..............................              0.00
        Covered Amount ................................................              0.00
(xx)  Aggregate Interest Rate Caps Notional Amount ....................     91,160,000.00
        Deposit to the Caps Proceeds Account ..........................              0.00
(xxi)  Net Excess Spread Trigger Event Occurrence .....................               Yes
          Invested Amount .............................................    828,729,282.00
          Current One Month Excess Spread (%) .........................              5.13%
          Current Three Month Average Excess Spread (%) ...............              5.47%
          Note Reserve (%) ............................................              1.00%
          Note Reserve Maximum as of 10/18/04 ($)......................         8,287,293
              Note Reserve A/C,  Beginning Balance, 9/1/04 ............        24,861,878
              Current Month Deposits ..................................                 0
              Current Month Releases ..................................                 0
          Note Reserve Account, Ending Balance, 9/30/04 ...............        24,861,878